Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report on the December 31, 2015 and 2014 financial statements of Greater Media, Inc. and Subsidiaries, as originally filed with the Current Report on Form 8-K of Beasley Broadcast Group, Inc., filed with the Securities and Exchange Commission on November 4, 2016, incorporated by reference in this Registration Statement on Form S-3, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

November 21, 2016